EXHIBIT 99.1

TXI Reports Third Quarter Results

DALLAS, March 28, 2012 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter ended February 29, 2012. Results for the quarter were a net loss of $24.3 million or $.87 per share. The reduction of the tax rate, compared to a year ago, increased the loss by $.34 per share. Results for the quarter ended February 28, 2011 were a net loss of $20.9 million or $.75 per share.

General Comments

"Modest improvements in shipments reflect my expectation that improved construction activity will lag the broader economic recovery," stated Mel Brekhus, Chief Executive Officer. "The $10.1 million improvement in gross profit is primarily attributable to the timing of cement clinker production and illustrates the potential earnings improvement we expect when market conditions once again permit us to run our plants at high utilization rates."

"We continue to make good progress toward our goals of a 15% gross profit margin and SG&A expense at 8% of sales for fiscal year 2014. Efforts are ongoing throughout the company to reshape TXI in a manner that both improves our ability to serve our customers' needs and facilitates our ability to achieve our short and long-term goals," added Brekhus.

"Finally, we remain on track to complete the construction on the expansion of our central Texas cement plant this fall. The new kiln will enhance our ability to meet the growing customer needs in this very attractive market," concluded Brekhus.

A teleconference will be held tomorrow, March 29, 2012 at 10:00 Central Daylight Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Three months ended		Nine months ended
	February 29,	February 28,	February 29,	February 28,
In thousands except per unit	2012	2011	2012	2011

Operating Results
Total cement sales	$ 57,830	$ 54,018	$ 202,802	$ 183,307
Total other sales and delivery fees	7,641	6,144	25,540	21,815
Total segment sales	65,471	60,162	228,342	205,122
Cost of products sold	63,359	70,010	219,641	203,194
Gross profit (loss)	2,112	(9,848)	8,701	1,928
Selling, general and administrative	(4,663)	(3,286)	(12,906)	(12,097)
Restructuring charges	--	--	(1,074)	--
Other income	167	696	4,057	3,643
Operating Loss	$ (2,384)	$ (12,438)	$ (1,222)	$ (6,526)

Cement
Shipments (tons)	743	704	2,596	2,361
Prices ($/ton)	$77.76	$76.75	$78.11	$77.64
Cost of sales ($/ton)	$75.95	$90.43	$75.20	$77.67

Three months ended February 29, 2012

Cement operating loss for the three-month periods ended February 29, 2012 and February 28, 2011 was $2.4 million and $12.4 million, respectively. The operating results in the current period were impacted by higher cement shipments and average sales prices and lower cost of products sold due to higher clinker production.

Total segment sales for the three-month period ended February 29, 2012 were $65.5 million compared to $60.2 million for the prior year period. Cement sales increased $3.8 million from the prior year period. Our Texas market area accounted for approximately 69% of cement sales in the current period compared to 72% of cement sales in the prior year period. Average cement prices increased 2% in our Texas market area and decreased 1% in our California market area. Shipments were comparable in our Texas market area and increased 22% in our California market area.

Cost of products sold for the three-month period ended February 29, 2012 decreased $6.7 million from the prior year period primarily due to a 16% decrease in cement unit costs offset in part by higher cement shipments. Cement unit costs were impacted by 31% higher clinker production and lower repair and maintenance costs.

Selling, general and administrative expense for the three-month period ended February 29, 2012 increased $1.4 million from the prior year period primarily due to higher provisions for insurance claims.

Other income for the three-month period ended February 29, 2012 decreased $0.5 million from the prior year period primarily due to lower gains from routine sales of surplus operating assets.

Aggregate Operations

	Three months ended		Nine months ended
	February 29,	February 28,	February 29,	February 28,
In thousands except per unit	2012	2011	2012	2011

Operating Results
Total stone, sand and gravel sales	$ 16,829	$ 18,212	$ 60,022	$ 67,449
Expanded shale and clay sales and delivery fees	19,813	16,692	61,687	58,507
Total segment sales	36,642	34,904	121,709	125,956
Cost of products sold	35,225	32,323	109,046	110,735
Gross profit	1,417	2,581	12,663	15,221
Selling, general and administrative	(2,466)	(2,679)	(7,739)	(8,552)
Restructuring charges	--	--	(437)	--
Other income	1,263	16	1,742	1,706
Operating Profit (Loss)	$ 214	$ (82)	$ 6,229	$ 8,375

Stone, sand and gravel
Shipments (tons)	2,363	2,470	8,324	9,080
Prices ($/ton)	$7.12	$7.38	$7.21	$7.43
Cost of sales ($/ton)	$7.47	$7.23	$6.62	$6.69

Three months ended February 29, 2012

Aggregate operating profit for the three-month period ended February 29, 2012 was $0.2 million. Aggregate operating loss for the three-month period ended February 28, 2011 was $0.1 million.

Total segment sales for the three-month period ended February 29, 2012 were $36.6 million compared to $34.9 million for the prior year period. Stone, sand and gravel sales decreased $1.4 million from the prior year period. The effect of the disposition of aggregate operating assets through the asset exchange transaction completed in April 2011 decreased sales $1.8 million, shipments 8% and average prices 2% from the prior year period. Stone, sand and gravel sales from current operations increased $0.4 million from the prior year period on 4% higher shipments and 2% lower average prices.

Cost of products sold for the three-month period ended February 29, 2012 increased $2.9 million from the prior year period. The effect of the disposition of aggregate operating assets through the asset exchange transaction completed in April 2011 decreased stone, sand and gravel cost of products sold $1.8 million which was offset in part by higher freight costs. Stone, sand and gravel unit costs increased 3% from the prior year period primarily due to the effect of the disposition of aggregate operating assets through the asset exchange transaction completed in April 2011 on unit costs.

Selling, general and administrative expense for the three-month period ended February 29, 2012 decreased $0.2 million from the prior year period primarily due to lower compensation expense.

Other income for the three-month period ended February 29, 2012 increased $1.2 million from the prior year period primarily due to higher gains from routine sales of surplus operating assets.

Consumer Products Operations

	Three months ended		Nine months ended
	February 29,	February 28,	February 29,	February 28,
In thousands except per unit	2012	2011	2012	2011

Operating Results
Total ready-mix concrete sales	$ 37,481	$ 34,351	$ 138,288	$ 129,834
Package products sales and delivery fees	12,398	10,998	40,736	38,813
Total segment sales	49,879	45,349	179,024	168,647
Cost of products sold	52,663	47,443	183,072	166,982
Gross profit (loss)	(2,784)	(2,094)	(4,048)	1,665
Selling, general and administrative	(1,297)	(2,607)	(8,107)	(8,330)
Restructuring charges	--	--	(536)	--
Other income	(177)	66	2,487	398
Operating Loss	$ (4,258)	$ (4,635)	$ (10,204)	$ (6,267)

Ready-mix concrete
Shipments (cubic yards)	508	471	1,836	1,715
Prices ($/cubic yard)	$73.80	$72.83	$75.31	$75.66
Cost of sales ($/cubic yard)	$81.87	$80.71	$80.29	$77.97

Three months ended February 29, 2012

Consumer products operating loss for the three-month periods ended February 29, 2012 and February 28, 2011 was $4.3 million and $4.6 million, respectively.

Total segment sales for the three-month period ended February 29, 2012 were $49.9 million compared to $45.3 million for the prior year period. Ready-mix concrete sales increased $3.1 million from the prior year. Sales increased $1.9 million and shipments increased 6% due to the net effect of the asset exchange transactions completed in April and July 2011. Ready-mix concrete sales excluding the net effect of the asset exchange transactions increased $1.2 million from the prior year period on 2% higher shipments and 2% higher average prices.

Cost of products sold for the three-month period ended February 29, 2012 increased $5.2 million from the prior year period. Cost of products sold increased $2.0 million due to the net effect of the asset exchange transactions completed in April and July 2011. Cost of products sold excluding the net effect of the asset exchange transactions increased $3.2 million. Ready-mix concrete unit costs increased 1% from the prior year period primarily due to higher repair and maintenance and diesel costs.

Selling, general and administrative expense for the three-month period ended February 29, 2012 decreased $1.3 million from the prior year period primarily due to lower provisions for bad debts.

Other income for the three-month period ended February 29, 2012 decreased $0.2 million from the prior year period primarily due to $0.3 million equity in losses of joint venture recognized in the current period.

Corporate

	Three months ended		Nine months ended
	February 29,	February 28,	February 29,	February 28,
In thousands	2012	2011	2012	2011

Other income	$ 84	$ 337	$ 450	$ 2,187
Selling, general and administrative	(9,964)	(8,747)	(21,319)	(23,024)
Restructuring charges	--	--	(1,169)	--
	$ (9,880)	$ (8,410)	$ (22,038)	$ (20,837)

Three months ended February 29, 2012

Other income for the three-month period ended February 29, 2012 decreased $0.3 million from the prior year period primarily due to lower oil and gas royalty payments.

Selling, general and administrative expense for the three-month period ended February 29, 2012 increased $1.2 million from the prior year period primarily due to $1.2 million higher stock-based compensation expense.  Our stock-based compensation includes awards expected to be settled in cash, the expense for which is based on their fair value at the end of each period until the awards are paid. The impact of changes in our stock price on the fair value of these awards increased expense $1.7 million and $0.7 million for the three-month periods ended February 29, 2012 and February 28, 2011, respectively.

Interest

Interest expense incurred for the three-month period ended February 29, 2012 was $17.0 million, of which $8.5 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $8.5 million was expensed. Interest expense incurred for the three-month period ended February 28, 2011 was $17.3 million, of which $7.6 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $9.7 million was expensed. Interest expense incurred for the three-month period ended February 29, 2012 decreased $0.3 million from the prior year period primarily as a result of lower credit facility fees.

Income Taxes

Income taxes for the interim periods ended February 29, 2012 and February 28, 2011 have been included in the accompanying financial statements on the basis of an estimated annual rate. The tax rate differs from the 35% federal statutory corporate rate primarily due to percentage depletion that is tax deductible, state income taxes and valuation allowances against deferred tax assets. The estimated annualized rate does not include the tax impact of the loss on debt retirements which was recognized as a discrete item in the nine-month period ended February 28, 2011. The estimated annualized rate excluding this charge is 2.5% for fiscal year 2012 compared to 40.2% for fiscal year 2011. We received income tax refunds of less than $0.1 million and made income tax payments of $0.1 million in the nine-month period ended February 29, 2012. We received income tax refunds of $13.1 million and made income tax payments of less than $0.1 million in the nine-month period ended February 28, 2011.

Net deferred tax assets totaled $16.3 million at February 29, 2012 and $15.0 million at May 31, 2011, of which $15.0 million at February 29, 2012 and $12.3 million at May 31, 2011 were classified as current. Management reviews our deferred tax position and in particular our deferred tax assets whenever circumstances indicate that the assets may not be realized in the future and would record a valuation allowance unless such deferred tax assets were deemed more likely than not to be recoverable. The ultimate realization of these deferred tax assets depends upon various factors including the generation of taxable income during future periods. The Company's deferred tax assets exceeded deferred tax liabilities as of February 29, 2012 primarily as a result of the recent losses. Management has concluded that the sources of taxable income we are permitted to consider do not assure the realization of the entire amount of the increase in our net deferred tax assets expected during the year. Accordingly, a valuation allowance is required due to the uncertainty of realizing the deferred tax assets.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

	(Unaudited)
	CONSOLIDATED STATEMENTS OF OPERATIONS
	TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended		Nine months ended
	February 29,	February 28,	February 29,	February 28,
In thousands except per share	2012	2011	2012	2011

NET SALES	$ 134,636	$ 125,818	$ 472,447	$ 446,051

Cost of products sold	133,891	135,179	455,131	427,237
GROSS PROFIT (LOSS)	745	(9,361)	17,316	18,814

Selling, general and administrative	18,390	17,319	50,071	52,003
Restructuring charges	--	--	3,216	--
Interest	8,512	9,670	26,810	37,967
Loss on debt retirements	--	--	--	29,619
Other income	(1,337)	(1,115)	(8,736)	(7,934)
	25,565	25,874	71,361	111,655
LOSS BEFORE INCOME TAXES	(24,820)	(35,235)	(54,045)	(92,841)

Income tax benefit	(540)	(14,301)	(1,308)	(37,014)
NET LOSS	$ (24,280)	$ (20,934)	$ (52,737)	$ (55,827)

Net loss per share
Basic	$ (.87)	$ (.75)	$ (1.89)	$ (2.01)
Diluted	$ (.87)	$ (.75)	$ (1.89)	$ (2.01)

Average shares outstanding
Basic	27,926	27,839	27,894	27,811
Diluted	27,926	27,839	27,894	27,811

Cash dividends declared per share	$ --	$ .075	$ .075	$ .225

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)

	February 29, May 31,
In thousands	2012	2011

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 27,155	$ 116,432
Receivables – net	78,597	85,817
Inventories	130,294	140,646
Deferred income taxes and prepaid expenses	21,398	22,040
TOTAL CURRENT ASSETS	257,444	364,935

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	179,764	158,232
Buildings	56,741	59,320
Machinery and equipment	1,210,873	1,222,560
Construction in progress	417,649	357,638
	1,865,027	1,797,750
Less depreciation and depletion	670,030	642,329
	1,194,997	1,155,421
OTHER ASSETS
Goodwill	1,715	1,715
Real estate and investments	11,044	6,749
Deferred income taxes and other charges	21,566	22,191
	34,325	30,655
	$ 1,486,766	$ 1,551,011

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 60,759	$ 56,787
Accrued interest, compensation and other	43,189	58,848
Current portion of long-term debt	486	73
TOTAL CURRENT LIABILITIES	104,434	115,708

LONG-TERM DEBT	654,014	652,403

OTHER CREDITS	81,278	87,318

SHAREHOLDERS' EQUITY
Common stock, $1 par value; authorized 100,000 shares; issued
and outstanding 27,978 and 27,887 shares, respectively	27,978	27,887
Additional paid-in capital	487,182	481,706
Retained earnings	143,923	198,751
Accumulated other comprehensive loss	(12,043)	(12,762)
	647,040	695,582
	$ 1,486,766	$ 1,551,011

(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Nine months ended
	February 29,	February 28,
In thousands	2012	2011

OPERATING ACTIVITIES
Net loss	$ (52,737)	$ (55,827)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation, depletion and amortization	46,495	48,109
Gains on asset disposals	(3,736)	(1,456)
Deferred income tax benefit	(1,653)	(37,665)
Stock-based compensation expense	1,710	4,271
Loss on debt retirements	--	29,619
Other – net	(4,424)	(2,258)
Changes in operating assets and liabilities
Receivables – net	7,624	29,814
Inventories	10,048	(922)
Prepaid expenses	3,261	2,501
Accounts payable and accrued liabilities	(4,466)	(7,980)
Net cash provided by operating activities	2,122	8,206

INVESTING ACTIVITIES
Capital expenditures – expansions	(64,901)	(23,507)
Capital expenditures – other	(31,394)	(15,437)
Proceeds from asset disposals	4,188	3,243
Investments in life insurance contracts	3,354	3,894
Other – net	(302)	1,230
Net cash used by investing activities	(89,055)	(30,577)

FINANCING ACTIVITIES
Long-term borrowings	----	650,000
Debt retirements	(173)	(561,610)
Debt issuance costs	(1,829)	(12,480)
Stock option exercises	1,749	1,139
Common dividends paid	(2,091)	(6,262)
Net cash provided (used) by financing activities	(2,344)	70,787
Increase (decrease) in cash and cash equivalents	(89,277)	48,416

Cash and cash equivalents at beginning of period	116,432	74,946
Cash and cash equivalents at end of period	$ 27,155	$ 123,362
CONTACT: T. Lesley Vines, Jr.
         Vice President
         Corporate Controller & Treasurer
         972.647.6722
         Email:  lvines@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	4,035	915	738	639	934	3,226	873	784	704	940	3,301	969	884	743	2,596
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	16,470	3,423	2,642	1,947	3,351	11,363	3,584	3,026	2,470	2,985	12,065	3,143	2,818	2,363	8,324
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	2,902	612	501	427	607	2,147	669	575	471	700	2,415	741	587	508	1,836

Price
Cement ($ per ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$85.70	$83.64	$81.82	$78.95	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68	$78.41	$78.07	$77.76	$78.11
Aggregates ($ per ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$8.12	$7.65	$7.62	$7.51	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38	$7.06	$7.45	$7.12	$7.21
Ready-mix ($ per cubic yard)	$60.54	$69.25	$75.87	$80.83	$85.46	$88.46	$83.02	$79.17	$76.06	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87	$75.93	$75.85	$73.80	$75.31

Net Sales
Cement	404,823	447,594	482,379	468,673	364,386	78,460	61,726	52,322	73,672	266,180	67,690	61,599	54,018	73,078	256,385	75,978	68,994	57,830	202,802
Aggregates	134,220	153,480	155,562	162,582	131,197	27,794	20,217	14,849	25,159	88,019	26,593	22,644	18,212	21,596	89,045	22,200	20,993	16,829	60,022
Ready-mix	222,680	265,254	278,067	310,652	247,931	54,053	41,720	33,695	46,244	175,712	52,106	43,377	34,351	50,992	180,826	56,228	44,579	37,481	138,288
Other	104,847	118,555	119,798	132,606	121,321	28,939	22,244	19,923	30,420	101,526	27,310	23,112	20,487	30,745	101,654	27,128	23,039	23,556	73,723
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(103,030)	(20,878)	(15,988)	(13,575)	(19,338)	(69,779)	(20,708)	(18,369)	(14,597)	(20,380)	(74,054)	(20,022)	(19,250)	(17,356)	(56,628)
Delivery Fees	73,809	80,166	78,850	84,802	77,397	15,589	13,016	10,615	20,186	59,406	19,131	15,748	13,347	19,731	67,957	20,228	17,716	16,296	54,240
Net Sales	834,803	943,922	996,250	1,028,854	839,202	183,957	142,935	117,829	176,343	621,064	172,122	148,111	125,818	175,762	621,813	181,740	156,071	134,636	472,447

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	726,133	149,852	126,063	131,126	155,025	562,066	156,014	136,044	135,179	169,273	596,510	167,915	153,325	133,891	455,131
Selling, general and administrative	78,434	88,663	108,106	96,220	72,093	20,254	15,886	17,568	25,707	79,415	16,141	18,543	17,319	24,417	76,420	17,804	13,877	18,390	50,071
Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-	3,216	-	3,216
Interest	23,533	31,155	14,074	2,505	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	9,670	9,616	47,583	9,460	8,838	8,512	26,810
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	-	-	29,006	613	-	-	29,619	-	-	-	-
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(21,191)	(2,652)	(5,728)	(1,044)	(1,242)	(10,666)	(4,890)	(1,929)	(1,115)	(13,578)	(21,512)	(5,872)	(1,527)	(1,337)	(8,736)
	772,548	952,736	839,687	901,495	869,623	180,698	149,585	161,292	191,480	683,055	210,682	167,157	161,053	189,728	728,620	189,307	177,729	159,456	526,492
	Income (Loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)	(19,046)	(35,235)	(13,966)	(106,807)	(7,567)	(21,658)	(24,820)	(54,045)

Income Taxes (Benefits)	16,811	(8,225)	51,852	39,728	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)	(147)	(621)	(540)	(1,308)
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	(52,737)

Income from Discontinued Operations net of Income Taxes	79,079	8,691	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Income (Loss) before Accounting Change	124,523	8,102	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	(52,737)

Cumulative Effect of Accounting Change net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (Loss)	124,523	8,102	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	(52,737)

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	5/31/2009	8/31/2009	11/30/2009	2/28/2010	5/31/2010	8/31/2010	11/30/2010	2/28/2011	5/31/2011	8/31/2011	11/30/2011	2/29/2012

Cash	251,600	84,139	15,138	39,527	19,796	32,183	56,794	75,615	74,946	162,427	139,753	123,362	116,432	60,600	67,462	27,155
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	129,432	129,430	115,469	74,642	112,184	107,217	96,671	69,999	85,817	94,617	82,378	78,597
Inventories	83,291	109,767	135,254	144,654	155,724	156,355	161,431	141,304	142,419	148,741	152,681	143,341	140,646	139,752	128,154	130,294
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	22,039	21,244	21,320	21,887	23,426	22,673	23,351	22,774	22,040	21,001	20,529	21,398
Total Current Assets	481,008	410,960	310,623	373,067	326,991	339,212	355,014	313,448	352,975	441,058	412,456	359,476	364,935	315,970	298,523	257,444

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,791,546	1,789,351	1,788,663	1,790,965	1,758,778	1,759,077	1,775,126	1,788,023	1,797,750	1,830,765	1,853,036	1,865,027
Less depreciation and depletion	473,794	486,585	509,138	518,361	572,195	587,052	601,982	613,930	604,269	618,706	634,404	646,841	642,329	649,973	662,186	670,030
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,219,351	1,202,299	1,186,681	1,177,035	1,154,509	1,140,371	1,140,722	1,141,182	1,155,421	1,180,792	1,190,850	1,194,997

Goodwill	58,395	58,395	58,395	60,110	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715
Real estate and investments	99,491	125,159	110,761	59,261	10,001	7,736	7,827	7,334	6,774	6,223	7,426	7,007	6,749	6,447	11,472	11,044
Deferred cncome taxes, intangibles and other charges	27,571	22,706	11,369	11,332	14,486	15,852	15,787	14,050	15,774	22,398	23,219	20,314	22,191	24,031	22,481	21,566
Assets of discontinued operations	1,114,627	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	1,300,084	206,260	180,525	130,703	26,202	25,303	25,329	23,099	24,263	30,336	32,360	29,036	30,655	32,193	35,668	34,325
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011	1,528,955	1,525,041	1,486,766

Accounts payable	44,560	50,931	96,883	111,478	55,749	48,894	41,144	43,537	56,214	54,659	41,800	43,265	56,787	54,320	57,389	60,759
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	51,856	47,808	60,224	41,515	51,455	45,805	63,307	40,087	58,848	49,290	63,829	43,189
Current portion of long term debt	688	681	1,340	7,725	243	247	541	500	234	13,341	95	72	73	74	499	486
Total Current Liabilities	107,450	118,567	168,327	186,170	107,848	96,949	101,909	85,552	107,903	113,805	105,202	83,424	115,708	103,684	121,717	104,434

Long-term Debt	603,126	251,505	274,416	401,880	541,540	542,371	543,244	544,087	538,620	652,459	652,441	652,422	652,403	652,385	654,138	654,014

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	120,011	122,765	121,591	111,171	123,976	108,400	102,495	89,177	87,318	85,223	80,919	81,278
Liabilities of discontinued operations	278,527	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	803,145	804,729	800,280	772,772	761,248	737,101	725,400	704,671	695,582	687,663	668,267	647,040
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011	1,528,955	1,525,041	1,486,766
	-	-	-	-	-	-	-	-	-

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
CONTINUING OPERATIONS
Operating Activities
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	(52,737)
Adjustments to reconcile income (loss) from continuing
	operations to cash provided by continuing operating
activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	16,118	16,188	64,297	15,980	15,405	15,110	46,495
Goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(6,759)	(1,030)	(403)	109	(26)	(1,350)	(1,613)	58	99	(12,182)	(13,638)	(2,368)	(383)	(985)	(3,736)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	(1,938)	743	13	(11,744)	1,856	(9,132)	(14,973)	(7,991)	(14,701)	(5,210)	(42,875)	(241)	(704)	(708)	(1,653)
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,400)	2,643	(500)	1,589	1,365	5,097	(230)	2,518	1,983	1,310	5,581	107	(1,336)	2,939	1,710
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,596)	(211)	(37)	14	(16)	(250)	-	-	-	-	-	-	-	-	-
Loss on debt retirements	-	107,006	48	-	907	-	-	-	-	-	29,006	613	-	-	29,619	-	-	-	-
Other - net	889	(2,399)	3,234	2,475	5,931	(221)	830	2,490	10,899	13,998	2,192	(5,047)	597	5,416	3,158	(1,567)	(3,618)	761	(4,424)
	Changes in operating assets and liabilities
Receivables - net	(8,873)	(5,060)	846	(29,507)	55,397	(888)	14,908	11,844	(31,285)	(5,421)	4,413	11,699	13,702	(16,435)	13,379	(8,670)	12,366	3,928	7,624
Inventories	6,082	(18,761)	(25,047)	(9,400)	(11,070)	757	(4,600)	17,945	(396)	13,706	(6,322)	(3,940)	9,340	3,086	2,164	894	11,295	(2,141)	10,048
Prepaid expenses	(1,680)	63	1,392	(2,033)	(1,894)	1,074	693	(14)	(1,366)	387	1,297	(65)	1,269	(1,200)	1,301	1,729	1,125	407	3,261
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(36,232)	(6,638)	1,815	(4,492)	15,361	6,046	(7,284)	8,597	(9,293)	19,152	11,172	(5,809)	6,739	(5,396)	(4,466)
Other credits	3,838	2,527	-	-	-	-	-	-	-	-	-	-	-		-	-	-	-	-
Cash Provided by Continuing Operating Activities	144,420	97,369	185,958	101,555	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)	11,371	(1,820)	1,039	9,245	(7,365)	19,852	(10,365)	2,122

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(288,544)	(5,373)	(2,069)	(4,286)	(1,931)	(13,659)	(3,156)	(20,243)	(15,545)	(6,739)	(45,683)	(45,588)	(16,678)	(34,029)	(96,295)
Cash designed for property acquisitions						-	-	-	-	-	-	-	-	-	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	7,981	1,068	375	20,125	24	21,592	3,209	(172)	206	353	3,596	863	786	2,539	4,188
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	2,876	5,802	924	205	36	6,967	327	3,377	190	179	4,073	-	2,989	365	3,354
Purchases of short-term investments - net	-	(50,500)	50,500	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	(21)	(19)	17	16	2,065	2,079	292	(1,151)	2,089	36	1,266	(82)	(46)	(174)	(302)
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(248,975)	1,478	(753)	16,060	194	16,979	672	(18,189)	(13,060)	(6,171)	(36,748)	(44,807)	(12,949)	(31,299)	(89,055)

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	-	-	-	-	650,000	-	-	-	650,000	-	-	-	-
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,772)	(59)	(85)	(132)	31	(245)	(547,736)	(13,832)	(42)	(17)	(561,627)	(18)	(18)	(137)	(173)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(5,470)	(2,032)	(7)	-	(513)	(2,552)	(12,250)	(176)	(54)	(12)	(12,492)	(1,629)	(103)	(97)	(1,829)
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	4,641	331	25	143	394	893	225	239	675	323	1,462	78	80	1,591	1,749
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,596	211	37	(14)	16	250	-	-	-	-	-	-	-	-	-
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(8,287)	(2,080)	-	(4,164)	(2,084)	(8,328)	(2,085)	(2,087)	(2,090)	(2,092)	(8,354)	(2,091)	-	-	(2,091)
Other - net	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	121,958	(3,629)	(30)	(4,167)	(2,156)	(9,982)	88,154	(15,856)	(1,511)	(1,798)	68,989	(3,660)	(41)	1,357	(2,344)
Net Cash Provided (Used) by Continuing Operations	73,606	(497,513)	(69,001)	24,389	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486	(55,832)	6,862	(40,307)	(89,277)

DISCONTINUED OPERATIONS
Cash Provided (Used) by Discontinued Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Discontinued Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Discontinued Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486	(55,832)	6,862	(40,307)	(89,277)

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	19,796	32,183	56,794	75,615	19,796	74,946	162,427	139,753	139,753	74,946	116,432	60,600	67,462	116,432
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	19,796	32,183	56,794	75,615	74,946	74,946	162,427	139,753	123,362	132,823	116,432	60,600	67,462	27,155	27,155

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
EBITDA Defined
Net Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	(52,737)
Plus (minus):
Interest	23,533	31,155	14,074	2,505	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	9,670	9,616	47,583	9,460	8,838	8,512	26,810
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)	(147)	(621)	(540)	(1,308)
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	16,118	16,188	64,297	15,980	15,405	15,110	46,495
Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-	3,216	-	3,216
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	-	-	29,006	613	-	-	29,619	-	-	-	-
EBITDA	133,156	180,543	217,041	185,441	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718	11,583	(9,447)	11,838	34,692	17,873	5,801	(1,198)	22,476

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, restructuring charges and goodwill impairment, and loss on debt retirements and spin-off charges.

EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	144,420	97,369	185,958	101,555	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)	11,371	(1,820)	1,039	9,245	(7,365)	19,852	(10,365)	2,122
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	(6,201)	5,695	(12,816)	(25,283)	17,686	(14,718)	7,896	(16,291)	(15,018)	(4,603)	(28,016)	11,856	(31,525)	3,202	(16,467)
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	1,938	(743)	(13)	11,744	(1,856)	9,132	14,973	7,991	14,701	5,210	42,875	241	704	708	1,653
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,400	(2,643)	500	(1,589)	(1,365)	(5,097)	230	(2,518)	(1,983)	(1,310)	(5,581)	(107)	1,336	(2,939)	(1,710)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,596	211	37	(14)	16	250	-	-	-	-	-	-	-	-	-
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)	(147)	(621)	(540)	(1,308)
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	6,759	1,030	403	(109)	26	1,350	1,613	(58)	(99)	12,182	13,638	2,368	383	985	3,736
Interest	23,533	31,155	14,074	2,505	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	9,670	9,616	47,583	9,460	8,838	8,512	26,810
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3,216	-	3,216
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	(5,931)	221	(830)	(2,490)	(10,899)	(13,998)	(2,192)	5,047	(597)	(5,416)	(3,158)	1,567	3,618	(761)	4,424
EBITDA	133,156	180,543	217,041	185,441	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718	11,583	(9,447)	11,838	34,692	17,873	5,801	(1,198)	22,476

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Cement Operations
Operating Results
Cement sales	404,823	447,594	482,379	468,673	364,386	78,460	61,726	52,322	73,672	266,180	67,690	61,599	54,018	73,078	256,385	75,978	68,994	57,830	202,802
Other sales and delivery fees	30,699	27,416	27,648	36,079	30,934	6,736	6,457	5,296	9,844	28,333	8,692	6,979	6,144	9,094	30,909	9,659	8,240	7,641	25,540
Total segment sales	435,522	475,010	510,027	504,752	395,320	85,196	68,183	57,618	83,516	294,513	76,382	68,578	60,162	82,172	287,294	85,637	77,234	65,471	228,342
Cost of products sold	338,528	352,603	343,145	391,687	342,824	69,859	58,359	70,616	71,929	270,763	70,063	63,121	70,010	80,213	283,407	78,232	78,050	63,359	219,641
Gross profit	96,994	122,407	166,882	113,065	52,496	15,337	9,824	(12,998)	11,587	23,750	6,319	5,457	(9,848)	1,959	3,887	7,405	(816)	2,112	8,701
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(19,343)	(4,674)	(4,359)	(3,715)	(4,780)	(17,528)	(4,793)	(4,018)	(3,286)	(6,870)	(18,967)	(4,078)	(4,165)	(4,663)	(12,906)
Restructuring charges and goodwill impairment	-	-	-	-	(58,395)	-	-	-	-	-	-	-	-	-	-	-	(1,074)	-	(1,074)
Other income	1,342	951	24,536	7,419	9,301	1,743	4,670	411	950	7,774	2,438	509	696	1,188	4,831	3,190	700	167	4,057
Operating Profit (Loss)	83,251	109,402	171,540	102,177	(15,941)	12,406	10,135	(16,302)	7,757	13,996	3,964	1,948	(12,438)	(3,723)	(10,249)	6,517	(5,355)	(2,384)	(1,222)

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	4,035	915	738	639	934	3,226	873	784	704	940	3,301	969	884	743	2,596
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$85.70	$83.64	$81.82	$78.95	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68	$78.41	$78.07	$77.76	$78.11
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$78.02	$68.70	$71.98	$101.70	$69.99	$76.36	$71.23	$73.39	$90.43	$76.33	$77.29	$71.77	$78.34	$75.95	$75.20

Aggregate Operations
Operating Results
Stone, sand and gravel sales	134,220	153,480	155,562	162,582	131,197	27,794	20,217	14,849	25,159	88,019	26,593	22,644	18,212	21,596	89,045	22,200	20,993	16,829	60,022
Expanded shale and clay sales and delivery fees	88,125	99,101	113,292	122,748	106,294	22,307	16,070	14,410	24,141	76,928	23,377	18,438	16,692	24,873	83,380	22,901	18,973	19,813	61,687
Total segment sales	222,345	252,581	268,854	285,330	237,491	50,101	36,287	29,259	49,300	164,947	49,970	41,082	34,904	46,469	172,425	45,101	39,966	36,642	121,709
Cost of products sold	191,837	219,124	218,394	231,503	197,583	39,155	32,001	28,882	42,925	142,963	43,410	35,002	32,323	41,367	152,102	38,508	35,313	35,225	109,046
Gross profit	30,508	33,457	50,460	53,827	39,908	10,946	4,286	377	6,375	21,984	6,560	6,080	2,581	5,102	20,323	6,593	4,653	1,417	12,663
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(12,633)	(2,705)	(2,489)	(1,937)	(2,471)	(9,602)	(3,059)	(2,814)	(2,679)	(2,837)	(11,389)	(2,950)	(2,323)	(2,466)	(7,739)
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(437)	-	(437)
Other income	10,782	30,376	2,638	16,974	6,954	398	432	409	180	1,419	1,633	57	16	11,998	13,704	272	207	1,263	1,742
Operating Profit (Loss)	29,370	48,397	36,886	55,623	34,229	8,639	2,229	(1,151)	4,084	13,801	5,134	3,323	(82)	14,263	22,638	3,915	2,100	214	6,229

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	16,470	3,423	2,642	1,947	3,351	11,363	3,584	3,026	2,470	2,985	12,065	3,143	2,818	2,363	8,324
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$8.12	$7.65	$7.62	$7.51	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38	$7.06	$7.45	$7.12	$7.21
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.68	$6.28	$7.03	$8.41	$6.60	$6.91	$6.45	$6.53	$7.23	$6.80	$6.72	$6.22	$6.35	$7.47	$6.62

Consumer Products Operations
Operating Results
Ready-mix concrete sales	222,680	265,254	278,067	310,652	247,931	54,053	41,720	33,695	46,244	175,712	52,106	43,377	34,351	50,992	180,826	56,228	44,579	37,481	138,288
Package products sales and delivery fees	59,832	72,204	57,708	58,581	61,490	15,485	12,733	10,832	16,621	55,671	14,372	13,443	10,998	16,509	55,322	14,796	13,542	12,398	40,736
Total segment sales	282,512	337,458	335,775	369,233	309,421	69,538	54,453	44,527	62,865	231,383	66,478	56,820	45,349	67,501	236,148	71,024	58,121	49,879	179,024
Cost of products sold	267,625	316,341	310,955	341,604	288,756	61,716	51,691	45,203	59,509	218,119	63,249	56,290	47,443	68,073	235,055	71,197	59,212	52,663	183,072
Gross profit	14,887	21,117	24,820	27,629	20,665	7,822	2,762	(676)	3,356	13,264	3,229	530	(2,094)	(572)	1,093	(173)	(1,091)	(2,784)	(4,048)
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(13,116)	(3,204)	(2,749)	(1,421)	(2,819)	(10,193)	(2,676)	(3,047)	(2,607)	(4,443)	(12,773)	(4,374)	(2,436)	(1,297)	(8,107)
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(536)	-	(536)
Other income	711	647	1,310	3,268	1,314	133	268	115	70	586	198	134	66	131	529	2,207	457	(177)	2,487
Operating Profit (Loss)	5,259	10,349	9,846	11,583	8,863	4,751	281	(1,982)	607	3,657	751	(2,383)	(4,635)	(4,884)	(11,151)	(2,340)	(3,606)	(4,258)	(10,204)

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	3,844	2,902	612	501	427	607	2,147	669	575	471	700	2,415	741	587	508	1,836
Prices ($/ton)	$60.54	$69.25	$75.87	$80.83	$85.46	$88.46	$83.02	$79.17	$76.06	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87	$75.93	$75.85	$73.80	$75.31
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$76.36	$81.41	$79.91	$80.98	$84.35	$75.60	$79.82	$76.20	$77.79	$80.71	$77.70	$77.89	$78.91	$80.66	$81.87	$80.29

Total Segment Operating Profit (Loss)	117,880	168,148	218,272	169,383	27,151	25,796	12,645	(19,435)	12,448	31,454	9,849	2,888	(17,155)	5,656	1,238	8,092	(6,861)	(6,428)	(5,197)
Corporate
Other income	9,892	15,296	8,145	3,902	3,622	378	358	109	42	887	621	1,229	337	261	2,448	203	163	84	450
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(27,001)	(9,671)	(6,289)	(10,495)	(15,637)	(42,092)	(5,613)	(8,664)	(8,747)	(10,267)	(33,291)	(6,402)	(4,953)	(9,964)	(21,319)
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,169)	-	(1,169)
	(31,198)	(32,560)	(47,587)	(39,519)	(23,379)	(9,293)	(5,931)	(10,386)	(15,595)	(41,205)	(4,992)	(7,435)	(8,410)	(10,006)	(30,843)	(6,199)	(5,959)	(9,880)	(22,038)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(33,286)	(13,244)	(13,364)	(13,642)	(11,990)	(52,240)	(14,411)	(13,886)	(9,670)	(9,616)	(47,583)	(9,460)	(8,838)	(8,512)	(26,810)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	-	-	-	-	(29,006)	(613)	-	-	(29,619)	-	-	-	-
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)	(19,046)	(35,235)	(13,966)	(106,807)	(7,567)	(21,658)	(24,820)	(54,045)

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010					FY2011					FY2012
						Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Major Gains (losses) in Other Income
Cement - antidumping settlement			19,803
Cement - sale of emissions credits				3,879	1,723		3,427			3,427	1,690				1,690	2,533			2,533
Cement - oil and gas bonus proceeds					2,781
Aggregates - sale of emissions credits	6,225
Aggregates - sale of real estate		23,987		5,146	4,961
Aggregates - sale of southern Louisiana operations				10,093
Aggregates - exchange of operating assets														11,997	11,997	2,058			2,058
Corporate - oil and gas bonus proceeds					1,636							834			834				-

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	37,799	9,341	9,286	9,250	7,951	35,828	9,149	9,181	9,124	9,122	36,576	8,927	8,897	8,723	26,547
Aggregates	12,898	13,926	16,093	21,166	21,919	5,067	4,994	5,057	4,755	19,873	4,772	4,956	4,793	4,442	18,963	4,195	3,868	3,898	11,961
Consumer Products	6,889	6,181	6,493	7,998	7,434	1,896	1,807	1,695	1,667	7,065	1,656	1,709	1,919	2,341	7,625	2,564	2,326	2,194	7,084
Corporate	1,761	1,220	536	768	1,040	290	290	290	289	1,159	284	284	282	283	1,133	294	314	295	903
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	16,118	16,188	64,297	15,980	15,405	15,110	46,495